Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II

President and CEO

336-869-9200

BNC Bancorp Announces Increase in Earnings during Third Quarter 2013

High Point, NC – BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the quarter ended September 30, 2013.

For the quarter ended September 30, 2013, net income totaled $5.0 million, an increase of 7.8% compared to net income of $4.7 million for the quarter ended June 30, 2013, and an increase of 262.1% compared to net income of $1.4 million for the third quarter of 2012. Net income available to common shareholders for the quarter ended September 30, 2013 was $5.0 million, or $0.19 per diluted share, an increase of 21.6% compared to net income available to common shareholders of $4.1 million, or $0.16 per diluted share, for the quarter ended June 30, 2013, and an increase of 538.3% compared to net income available to common shareholders of $788,000, or $0.04 per diluted share, for the third quarter of 2012.

For the nine months ended September 30, 2013, net income totaled $14.0 million, an increase of 158.6% when compared to net income of $5.4 million for the nine months ended September 30, 2012. Net income available to common shareholders for the nine months ended September 30, 2013 was $12.9 million, or $0.49 per diluted share, an increase of 258.6% compared to net income available to common shareholders of $3.6 million, or $0.25 per diluted share, for the nine months ended September 30, 2012. The financial results for the nine months ended September 30, 2012 include $7.7 million of pre-tax bargain purchase gain the Company recorded on the acquisition of Carolina Federal Savings Bank.

Average common shares outstanding increased significantly during the second half of 2012 as a result of the conversion of the Company’s preferred stock to common stock, as well as common stock issued in connection with the acquisitions of KeySource Financial (“KeySource”) and First Trust Bank (“First Trust”). For the nine months ended September 30, 2013 and 2012, average fully-diluted shares outstanding were 26.5 million and 15.4 million, respectively.

Total assets at September 30, 2013 were $2.97 billion, a decrease of 3.7% as compared to total assets of $3.08 billion at December 31, 2012. During the first nine months of 2013, the Company utilized excess liquidity to primarily repay wholesale and non-core deposits as they matured. The Company’s success in reducing this inefficient component of the acquired balance sheets has resulted in a decline in total assets during the first nine months of 2013. This deleveraging has helped the Company execute on its strategic initiative to improve capital ratios and net interest margin. Excess liquidity was also used to purchase higher yielding investment securities, which has also contributed to the improved net interest margin.

1

On October 1, 2013, the Company completed the previously announced merger with Randolph Bank & Trust Company (“Randolph”). None of the assets acquired, liabilities assumed or results of operations for Randolph are included in the financial information for the three and nine months ended September 30, 2013.

Highlights for Quarter Ended September 30, 2013:

•	Diluted earnings per share of $0.19, an increase of 375% compared to the third quarter of 2012;

•	Net income available to common shareholders of $5.0 million, an increase of 538.3% compared to the third quarter of 2012;

•	Nonperforming assets decreased 13.4% from June 30, 2013;

•	Loans not recorded at fair value increased 6.9% from June 30, 2013;

•	Fully taxable-equivalent net interest margin increased to 4.26%, compared to 3.75% for the third quarter of 2012;

•	Fully taxable-equivalent net interest margin, before hedging costs, increased to 4.65%, compared to 4.11% for the third quarter of 2012;

•	Tangible common equity ratio of 7.71% at September 30, 2013, compared to 6.48% at September 30, 2012; and

•	Opened new branch in Murrells Inlet, further expanding our footprint in coastal South Carolina.

Richard D. Callicutt II, President and CEO, stated, “I am pleased to report another strong quarter, with earnings per share of $0.19 on a GAAP basis, and $0.20 on a non-GAAP or core basis, loan growth accelerating significantly compared to recent quarters, and revenues from our mortgage department remaining stable despite an industry-wide slowdown in refinancing activity. Our shareholders continue to reaping the benefits from the expansion and integration efforts over the past four years, both in terms of improving levels of profitability and organic growth. The recently closed acquisition of Randolph Bank & Trust, the branch opening in Murrells Inlet, and the announced branch openings in Charleston and Raleigh are additional steps in our strategic initiative to expand within our existing markets and create meaningful long-term shareholder value.”

Operating Results

Fully taxable-equivalent (“FTE”) net interest income for the third quarter of 2013 was $28.5 million, an increase of 1.5% from $28.0 million for the second quarter of 2013, and an increase of 34.9% from $21.1 million for the third quarter of 2012. FTE net interest margin was 4.26% for the third quarter of 2013, a decrease of 6 basis points from 4.32% for the second quarter of 2013, and an increase of 51 basis points from 3.75% for the third quarter of 2012. FTE net interest income for the nine months ended September 30, 2013 was $83.9 million, an increase of 38.3% from $60.7 million for the nine months ended September 30, 2012. FTE net interest margin was 4.26% for the nine months ended September 30, 2013, an increase of 51 basis points from 3.75% for the comparable period of 2012.

Average interest-earning assets were $2.65 billion for the third quarter of 2013, an increase of 1.8% from $2.60 billion during the second quarter of 2013, and an increase of 18.5% from $2.24 billion for the third quarter of 2012. The increase from the second quarter of 2013 was primarily due to increased loan, as well as an increase in investment securities purchased with the Company’s excess liquidity during the third quarter of 2013. Average interest-earning assets were $2.63 billion for the nine months ended September 30, 2013, an increase of 22.0% from $2.16 billion for the nine months ended September 30, 2012. The increase in average interest-earning assets from 2012 is primarily due to interest-earning assets acquired from First Trust and KeySource during the second half of 2012, as well as increased loan production during the first nine months of 2013.

The Company’s average yield on interest-earning assets decreased 9 basis points to 5.36% for the third quarter of 2013 from 5.45% for the second quarter of 2013, and increased 17 basis points from 5.19% for the third quarter of 2012. The decrease from second quarter of 2013 was primarily due to lower interest rates earned on new loan production, as well as a decrease in loan accretion recorded during the third quarter of 2013. The increase from the third quarter of 2012 was due to increased interest rates earned on portfolio loans, as well as increased level of loan accretion from the acquired loan portfolios. Loan accretion during the third quarter of 2013 totaled $3.2 million, a decrease of 12.3% from loan accretion of $3.7 million for the second quarter of 2013, and an increase of 200.8% from $1.1 million of accretion recorded in the third quarter of 2012.

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The Company’s average yield on interest-earning assets was 5.38% for the nine months ended September 30, 2013, an increase of 9 basis points compared to 5.29% for the comparable period of 2012. The increase from 2012 was due to higher interest rates on portfolio loans, as well as increased level of loan accretion from the acquired loan portfolios. Loan accretion during the nine months ended September 30, 2013 totaled $10.2 million, an increase of 186.2% from loan accretion of $3.6 million for the nine months ended September 30, 2012.

Average interest-bearing liabilities were $2.38 billion for the third quarter of 2013, an increase of 0.9% from $2.36 billion for the second quarter of 2013, and an increase of 15.0% from $2.07 billion for the third quarter of 2012. The increase from the second quarter of 2013 was due to increased borrowings during the third quarter of 2013, offset by the continued repayment of higher rate time and transaction deposits and replacement of these deposits at lower rates. Average interest-bearing liabilities were $2.39 billion for the nine months ended September 30, 2013, an increase of 15.2% from $2.07 billion for the comparable period of 2012. The increase in average interest-bearing liabilities from 2012 is primarily due to the acquisitions of First Trust and KeySource during the second half of 2012.

The Company’s average cost of interest-bearing liabilities was 1.23% for the third quarter of 2013, a slight decrease from 1.25% for the second quarter of 2013, and a decrease of 32 basis points from 1.55% for the third quarter of 2012. The decrease was due to the Company’s continued effort to reduce exposure to higher cost deposit products, as well as lower interest rates paid on borrowings, which was offset by continued increases in cash flow hedging expense. For the third quarter of 2013, cash flow hedging expenses totaled $2.6 million, compared to $2.3 million for the second quarter of 2013 and $2.0 million for the third quarter of 2012. Without the cash flow hedging expense, FTE net interest margin for the third quarter of 2013 was 4.65%, compared to 4.68% for the second quarter of 2013 and 4.11% for the third quarter of 2012.

The Company’s average cost of interest-bearing liabilities was 1.24% for the nine months ended September 30, 2013, a decrease of 36 basis points from 1.60% for the comparable period of 2012. This decrease was primarily due to the Company’s decision to reduce exposure to higher cost deposit products and aggressively reduce deposit rates over the past three quarters, as well as reductions in interest rates paid on borrowings. These rate decreases were slightly offset by an increase in cash flow hedging expense, which totaled $7.2 million for the nine months ended September 30, 2013, compared to $5.8 million for the comparable period of 2012. Without the cash flow hedging expense, FTE net interest margin for the nine months ended September 30, 2013 was 4.54%, compared to 4.11% for the comparable period of 2012.

Average Yields / Costs (FTE)

(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Earning asset yield	5.36%	5.45%	5.19%	5.38%	5.29%
Cost of interest-bearing liabilities	1.23%	1.25%	1.55%	1.24%	1.60%
Cost of funds	1.10%	1.12%	1.42%	1.11%	1.47%
Net interest spread	4.13%	4.20%	3.64%	4.14%	3.69%
Net interest margin	4.26%	4.32%	3.75%	4.26%	3.75%

Net interest margin w/o hedging expense	4.65%	4.68%	4.11%	4.54%	4.11%

3

Non-interest income was $5.8 million for the third quarter of 2013, an increase of 4.0% compared to $5.6 million for the second quarter of 2013, and an increase of 10.9% from $5.3 million for the third quarter of 2012. Excluding the insurance settlement, acquisition gains (includes bargain purchase gains and income related to the subsequent settlement of a liability assumed in an acquisition), FDIC-related income and gain (loss) on sale of securities, adjusted non-interest income was $5.2 million for the third quarter of 2013, a decrease of 1.5% from $5.3 million for the second quarter of 2013, and an increase of 34.6% from $3.9 million for the third quarter of 2012. Despite an increase in mortgage rates which has caused a significant decline in refinance activity, mortgage origination fees remained stable due to mortgage origination activity being heavily weighted to purchase volume in the second and third quarters of 2013. Other non-interest income was positively impacted by a $479,000 pre-tax gain as a result of an insurance settlement, as well as $508,000 of income related to the recovery of fair value adjustments previously recorded on acquired loans.

For the nine months ended September 30, 2013, non-interest income was $17.6 million, a decrease of 22.5% compared to non-interest income of $22.7 million for the nine months ended September 30, 2012. Excluding the insurance settlement, acquisition gains, FDIC-related income and gain (loss) on sale of securities, adjusted non-interest income was $16.2 million for the nine months ended September 30, 2013, an increase of 43.1% from $11.3 million for the comparable period of 2012. The increase was primarily due to increased volume of mortgage originations, as the Company continued to expand commissioned originators across key target markets.

Non-interest expense was $22.4 million for the third quarter of 2013, a decrease of 5.6% compared to non-interest expense of $23.8 million for the second quarter of 2013, and an increase of 10.0% from $20.4 million for the third quarter of 2012. Excluding transaction-related costs, adjusted non-interest expense for the third quarter of 2013 was $21.9 million, a decrease of 6.7% from $23.5 million for the second quarter of 2013, and an increase of 18.1% from $18.5 million for the third quarter of 2012. Transaction-related costs include legal and professional fees, personnel costs, data processing expenses, and other miscellaneous expenses directly attributable to the transaction. The decrease from the second quarter of 2013 was primarily due to a $400,000 decrease in valuation adjustments for other real estate owned (“OREO”), as well as reductions in advertising and business development and other loan and credit collection fees. The increase from the third quarter of 2012 was primarily due to an increased number of employees and facilities purchased in connection with the acquisitions of First Trust and KeySource during the second half of 2012.

Non-interest expense was $69.3 million for the first nine months of 2013, an increase of 20.7% from $57.4 million for the first nine months of 2012. Excluding transaction-related costs, adjusted non-interest expense for the nine months ended September 30, 2013 was $67.4 million, an increase of 25.8% from $53.6 million for the nine months ended September 30, 2012. The increase from 2012 was primarily due to an increased number of employees and facilities purchased in connection with the acquisitions of First Trust and KeySource during the second half of 2012.

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Non-Interest Income / Non-Interest Expense

(dollars in thousands; unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Non-interest income
Mortgage fees	$2,408	$2,480	$1,773	$7,269	$4,267
Service charges	1,000	1,034	746	2,960	2,233
Earnings on bank-owned life insurance	571	542	425	1,672	1,230
Gain (loss) on sale of securities	-	176	756	(52)	2,375
Bargain purchase gain on acquisitions	-	-	-	-	7,734
Other	1,845	1,370	1,553	5,779	4,905
Total non-interest income	$5,824	$5,602	$5,253	$17,628	$22,744

Non-interest expense
Salaries and employee benefits	$12,399	$12,728	$9,851	$37,467	$28,874
Occupancy	1,666	1,507	1,240	4,856	3,438
Furniture and equipment	1,351	1,260	993	3,990	3,019
Data processing and supply	854	720	619	2,297	1,903
Advertising and business development	228	610	457	1,425	1,220
Insurance, professional and other services	1,111	1,148	815	3,160	2,174
FDIC insurance assessments	660	780	609	2,106	1,709
Loan, foreclosure and other real estate owned	1,962	2,876	2,658	6,856	7,279
Transaction-related expenses	540	309	1,861	1,884	3,806
Other	1,659	1,821	1,296	5,264	3,979
Total non-interest expense	$22,430	$23,759	$20,399	$69,305	$57,401

The following is a summary of transaction-related expenses incurred by transaction:

Transaction-Related Expenses

(dollars in thousands; unaudited)

	Three Months Ended			Nine Months Ended
Transaction	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Blue Ridge Savings Bank	$-	$-	$75	$-	$819
Regent Bank	-	-	1	-	429
Carolina Federal	-	-	352	111	537
KeySource	-	-	950	76	1,339
BHR	-	-	105	-	136
First Trust	21	-	141	869	309
Randolph	519	309	-	828	-
CPP/TARP*	-	-	237	-	237
Total	$540	$309	$1,861	$1,884	$3,806

* - Costs associated with auction of CPP preferred stock and repurchase of warrant from U.S. Treasury

5

Additional Operating Highlights

Total portfolio loans increased by 2.5% from June 30, 2013 and 3.2% from December 31, 2012 to $2.10 billion as of September 30, 2013. The increase has primarily been in commercial real estate and commercial construction loans as the economic outlook in the Company’s markets continues to improve. Loans not recorded at fair value increased 6.9% from June 30, 2013. Included in the increase in loans not recorded at fair value from June 30, 2013 is $27.8 million of loans that have transferred from another loan category. Excluding these transfers, loans not recorded at fair value increased 5.2% from June 30, 2013. The table below outlines the Company’s loan portfolio mix between covered and non-covered loans for the past five quarters.

	Gross Loan Growth (dollars in thousands; unaudited)

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Loans covered by loss share, at fair value	$183,887	$202,073	$224,056	248,930	$269,388
Loans not covered by loss share, at fair value	219,671	260,542	270,149	327,674	180,989
Loans, other (1)	1,696,484	1,586,326	1,536,944	1,458,654	1,450,015
Total portfolio loans	$2,100,042	$2,048,941	$2,031,149	$2,035,258	$1,900,392

Change in balance (quarter/quarter):
Total portfolio loans	2.5%	0.9%	-0.2%	7.1%	8.0%
Loans, other	6.9%	3.2%	5.4%	0.6%	1.7%
Annual growth of loans not covered under loss-share	17.5%

Total deposits at September 30, 2013 were $2.44 billion, a decrease of 8.3% from total deposits of $2.66 billion as of December 31, 2012. This decrease was primarily due to the Company’s decision to utilize excess liquidity and the acquired securities portfolios to repay wholesale and non-core deposits as they matured, as well as aggressively reducing time deposit rates over the past three fiscal quarters. Wholesale deposits were 33.8% of total deposits at September 30, 2013, an increase compared to 28.4% as of December 31, 2012. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased $196.4 million, or 15.4%, over the past twelve months. At September 30, 2013, time deposits were 39.6% of total deposits, compared to 43.7% at December 31, 2012.

	Total Deposit Growth (dollars in thousands; unaudited)

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Non-interest bearing demand	$299,670	$275,984	$267,458	$275,605	$207,928
Interest-bearing demand	1,172,512	1,152,779	1,171,484	1,221,089	1,067,855
Time deposits	963,679	999,552	1,069,207	1,159,615	1,033,304
Total	$2,435,861	$2,428,315	$2,508,149	$2,656,309	$2,309,087

Change in balance (quarter/quarter)	0.3%	-3.2%	-5.6%	15.0%	10.5%

Annual deposit growth	5.5%

Total borrowings at September 30, 2013 were $256.6 million, an increase of 112.8% from total borrowings of $120.6 million as of December 31, 2012. At September 30, 2013, $143.7 million of these borrowings were short-term, while the remaining $112.9 million were long-term. The increase in borrowings was primarily due to $109.5 million of additional short-term borrowings from the Federal Home Loan Bank, which were used to repay wholesale and non-core deposits as part of the Company’s deleveraging strategy, as well as a $30.0 million term loan obtained from Synovus Bank for the repurchase of Series A preferred stock. Upon closing of the acquisition of Randolph, the Company utilized $85.0 million of liquid assets to repay the short-term borrowings from the Federal Home Loan Bank.

6

Asset Quality

Net loan charge-offs for the third quarter of 2013 were $4.8 million, which included $2.4 million on loans covered under loss-share agreements and $2.4 million on loans not covered under loss-share agreements. The Company’s share of the covered net loan charge-offs was $500,000, with the remainder being reimbursed by the FDIC. Combined with the $2.4 million of non-covered net charge-offs, the Company incurred $2.9 million in net charge-off losses, or 0.55% of average loans, during the third quarter of 2013, compared to $3.9 million, or 0.78% of average loans, for the second quarter of 2013, and $6.9 million, or 1.54% of average loans, for the third quarter of 2012.

Net loan charge-offs for the nine months ended September 30, 2013 were $20.3 million, which included $11.1 million on loans covered under loss-share agreements and $9.2 million on loans not covered under loss-share agreements. The Company’s share of the covered net loan charge-offs for the nine months ended September 30, 2013 was $2.2 million, with the remainder being reimbursed by the FDIC. Combined with the $9.2 million of non-covered net charge-offs, the Company incurred $11.4 million in net charge-off losses, or 0.75% of average loans, during the nine months ended September 30, 2013, compared to $24.9 million, or 1.21% of average loans, for the comparable period of 2012.

During the third quarter of 2013, the Company recorded a provision for loan losses of $3.4 million, an increase of 46.4% from $2.3 million recorded in the second quarter of 2013, and a decrease of 9.7% from $3.7 million recorded during the third quarter of 2012. Of the $3.4 million in provision expense, $3.1 million related to non-covered loans. During the three months ended September 30, 2013, the Company recorded a gross provision of $1.2 million for loss-share loans, of which $900,000 was recorded through a FDIC indemnification asset and the remaining $300,000 was recorded through the Company’s provision expense.

During the nine months ended September 30, 2013, the Company recorded a provision for loan losses of $9.8 million, a decrease of 43.4% from $17.2 million recorded in the comparable period of 2012. Of the $9.8 million in provision expense, $9.1 million related to non-covered loans. During the nine months ended September 30, 2013, the Company recorded a gross provision of $3.2 million for loss-share loans, of which $2.5 million was recorded through a FDIC indemnification asset and the remaining $700,000 was recorded through the Company’s provision expense.

The allowance for loan losses was $32.4 million at September 30, 2013, a decrease of 19.7% from $40.3 million at December 31, 2012. Loan loss reserves to total portfolio loans were 1.54% and 1.98% at September 30, 2013 and December 31, 2012, respectively. The allowance for loan loss allocated to loans not marked to fair value was 1.46% and 1.72% at September 30, 2013 and December 31, 2012, respectively. The components of the allowance for loan loss as of September 30, 2013 were as follows:

	Allowance for Loan Loss Summary (dollars in thousands; unaudited) At September 30, 2013
				Allowance
		Allowance		for
		for	Net	Loan Losses
	Loans	Loan Losses	Loans	%
Loans covered under loss-share agreements, at fair value	$183,887	$(7,403)	$176,484	4.03%
Loans not covered under loss-share agreements, at fair value	219,671	(234)	219,437	0.11%
Loans, other (1)	1,696,484	(24,721)	1,671,763	1.46%
Total portfolio loans	$2,100,042	$(32,358)	$2,067,684	1.54%

(1) Includes $17,912 of loans covered by loss-share agreements not recorded at fair value at September 30, 2013

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, were 3.33% of total assets at September 30, 2013, compared to 3.93% at December 31, 2012. Nonperforming assets not covered by loss-share were 1.84% of total assets not covered by loss-share as of September 30, 2013, compared to 1.82% at December 31, 2012. The covered assets are covered by FDIC loss-share agreements that provide 80% protection on those assets and are being carried at estimated fair value.

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	Asset Quality Information
	(dollars in thousands; unaudited)

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Nonaccrual loans not covered by loss-share	$21,264	$22,276	$27,212	$22,442	$25,220
Nonaccrual loans covered by loss-share	29,892	44,317	52,274	46,981	54,427
OREO not covered by loss-share	29,271	29,143	31,177	28,811	25,589
OREO covered by loss-share	18,401	17,668	20,709	23,102	30,077
90 days past due not covered by loss-share	83	823	-	-	4,137
90 days past due covered by loss-share	1	-	-	-	1
Total nonperforming assets	$98,912	$114,227	$131,372	$121,336	$139,451
Nonperforming assets not covered by loss-share	$50,618	$52,242	$58,389	$51,253	$54,946

Total assets	$2,968,709	$2,929,636	$2,929,191	$3,083,788	$2,711,173
Total assets less covered assets	2,748,509	2,692,686	2,670,691	2,811,756	2,411,708

Total portfolio loans	2,100,042	2,048,941	2,031,149	2,035,258	1,900,392
Total accruing loans	2,048,886	1,982,348	1,951,663	1,965,835	1,820,745
Total portfolio loans less fair value loans	1,696,484	1,586,326	1,536,944	1,458,654	1,450,015
Total portfolio loans less covered loans	1,898,243	1,829,659	1,793,358	1,786,328	1,631,004

Total allowance for loan losses	32,358	32,859	38,148	40,292	34,823
Allowance for loans not covered by loss-share	24,721	24,218	24,966	25,028	24,831
Allowance for loans covered by loss-share	7,403	8,641	13,182	15,264	9,992
Allowance for acquired loans not covered by loss-share	234	-	-	-	-

Ratio of nonperforming assets to total assets	3.33%	3.90%	4.48%	3.93%	5.14%
Not covered by loss-share	1.84%	1.94%	2.19%	1.82%	2.28%

Ratio of nonperforming loans to total portfolio loans	2.44%	3.29%	3.91%	3.41%	4.41%
Not covered by loss-share	1.12%	1.26%	1.52%	1.26%	1.80%

Ratio of allowance for loan losses to total portfolio loans	1.54%	1.60%	1.88%	1.98%	1.83%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.46%	1.53%	1.62%	1.72%	1.71%

Net charge-offs, QTD	$4,788	$7,351	$8,172	$6,269	$10,099
Net charge-offs, non-covered portion, QTD (1)	2,876	3,949	4,604	3,792	6,883
Ratio of net charge-offs, non-covered portion, QTD to average portfolio loans, annualized (1)	0.55%	0.78%	0.92%	0.78%	1.54%

Loans restructured/modified not included in above, (not 90 days past due or on nonaccrual)	$13,719	$12,639	$10,896	$35,889	$34,195

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

Nonaccrual loans not covered by loss-share agreements totaled $21.3 million at September 30, 2013, a decrease of 5.2% from $22.4 million at December 31, 2012. Excluding loans covered by loss-share agreements, nonperforming loans as a percentage of total loans was 1.12% as of September 30, 2013, as compared to 1.26% as of December 31, 2012. Nonaccrual loans covered by loss-share agreements totaled $29.9 million as of September 30, 2013, a decrease of 36.4% from $47.0 million at December 31, 2012. The decrease is due to the Company’s sustained efforts in resolving acquired nonperforming loans.

Troubled debt restructurings (“TDRs”) were $19.4 million as of September 30, 2013, of which $3.0 million was covered under loss-share. Of the $19.4 million of TDRs, $13.7 million are performing under the terms of the restructured agreements, as compared to $44.9 million of TDRs as of December 31, 2012, of which $35.9 million were performing under the terms of the restructured agreements. The decrease in performing TDRs was primarily due to a significant amount of restructurings that are no longer required to be reported as TDRs due to contractual performance over a passage of time.

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OREO at September 30, 2013 totaled $47.7 million, which is a decrease of 8.2% from $51.9 million at December 31, 2012. At September 30, 2013, the carrying value of OREO covered by loss-share agreements was $18.4 million, a decrease of 20.3% from $23.1 million at December 31, 2012. OREO not covered by loss-share agreements totaled $29.3 million at September 30, 2013, a slight increase from $28.8 million at December 31, 2012. Of the $29.3 million in non-covered OREO at September 30, 2013, $3.2 million was acquired from our recent acquisitions. The Company has sold $6.8 million and $25.1 million of OREO properties during the three and nine months ended September 30, 2013, respectively, which was offset by $8.5 and $22.6 million of additions to OREO. For the three and nine months ended September 30, 2013, the Company recorded valuation adjustments of $1.1 million and $3.5 million, respectively, an increase from valuation adjustments of $1.6 million and $4.3 million for the three and nine months ended September 30, 2012, respectively.

Capital Position

On September 30, 2013, shareholders’ equity was $257.8 million, a decrease of 8.7% from shareholders’ equity of $282.2 million as of December 31, 2012. In April 2013, the Company closed on a $30.0 million term loan and used the proceeds to redeem the $31.3 million of Series A preferred stock. As a result of this redemption, the Company recorded $356,000 of additional discount accretion during the second quarter of 2013. After this redemption and the conversion of 1,804,566 shares of Series B preferred stock to non-voting common stock in February 2013, the Company no longer has any preferred stock issued or outstanding.

All of the Bank’s and Company’s capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with approximately $3.20 billion in assets (subsequent to the acquisition of Randolph on October 1, 2013). Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 39 banking offices in North and South Carolina (including six branches acquired from Randolph). The Bank’s eight locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

“SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.   This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

9

PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands, except per share data, shares in thousands)

(Unaudited)

	For the
	Three Months Ended
	September 30, 2013	September 30, 2012	% Change
SUMMARY INCOME STATEMENTS
Interest income	$34,008	$27,814	22.3%
Interest expense	7,372	8,063	(8.6)
Net interest income	26,636	19,751	34.9
Provision for loan losses	3,350	3,708	(9.7)
Net interest income after provision for loan losses	23,286	16,043	45.2
Non-interest income	5,824	5,253	10.9
Non-interest expense	22,430	20,399	10.0
Income before income tax expense (benefit)	6,680	897	644.7
Income tax expense (benefit)	1,650	(492)	(435.4)
Net income	5,030	1,389	262.1
Preferred stock dividends and discount accretion	-	601	(100.0)
Net income available to common shareholders	$5,030	$788	538.3

PER SHARE DATA
Earnings per share, basic	$0.19	$0.04	374.5
Earnings per share, diluted	0.19	0.04	373.1
Tangible common book value per share (1)	8.53	8.14	4.9

Weighted average participating common shares:
Basic	26,502	21,645
Diluted	26,582	21,646
Period-end number of shares:
Common	26,526	21,359
Convertible preferred	-	1,805

PERFORMANCE RATIOS
Return on average assets	0.68%	0.12%
Return on average common equity	7.81%	1.75%
Return on average tangible common equity (1)	9.20%	2.30%
Net interest margin (FTE)	4.26%	3.75%
Net interest margin w/o hedging expense (FTE)	4.65%	4.11%
Average equity to average assets	8.67%	9.55%
Allowance for loan losses as a % of portfolio loans	1.54%	1.83%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.46%	1.71%
Nonperforming assets to total assets, end of period	3.33%	5.14%
Not covered by loss share	1.84%	2.28%
Ratio of net charge-offs, with covered portion, to average total loans, annualized	0.55%	1.54%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$-	$756
Fair value accretion	3,213	1,068
FDIC related income	136	627
Hedging instrument expense	2,625	2,014
OREO valuation adjustments	1,138	1,603
Transaction-related expenses	540	1,861

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands, except per share data, shares in thousands)

(Unaudited)

	For the Nine Months Ended
	September 30, 2013	September 30, 2012	% Change
SUMMARY INCOME STATEMENTS
Interest income	$100,834	$81,291	24.0%
Interest expense	22,099	24,772	(10.8)
Net interest income	78,735	56,519	39.3
Provision for loan losses	9,753	17,217	(43.4)
Net interest income after provision for loan losses	68,982	39,302	75.5
Non-interest income	17,628	22,744	(22.5)
Non-interest expense	69,305	57,401	20.7
Income before income tax expense (benefit)	17,305	4,645	272.6
Income tax expense (benefit)	3,329	(760)	(538.0)
Net income	13,976	5,405	158.6
Preferred stock dividends and discount accretion	1,060	1,803	(41.2)
Net income available to common shareholders	$12,916	$3,602	258.6

PER SHARE DATA
Earnings per share, basic	$0.49	$0.25	95.1
Earnings per share, diluted	0.49	0.25	95.0
Tangible common book value per share (1)	8.53	8.14	4.9

Weighted average participating common shares:
Basic	26,480	15,353
Diluted	26,493	15,358
Period-end number of shares:
Common	26,526	21,359
Convertible preferred	-	1,805

PERFORMANCE RATIOS
Return on average assets	0.59%	0.20%
Return on average common equity	6.82%	3.50%
Return on average tangible common equity (1)	8.09%	4.77%
Net interest margin (FTE)	4.26%	3.75%
Net interest margin w/o hedging expense (FTE)	4.54%	4.11%
Average equity to average assets	9.11%	7.96%
Allowance for loan losses as a % of portfolio loans	1.54%	1.83%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.46%	1.71%
Nonperforming assets to total assets, end of period	3.33%	5.14%
Nonperforming assets not covered by loss share	1.84%	2.28%
Ratio of net charge-offs, with covered portion, to average total loans	0.75%	1.21%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$(52)	$2,375
Acquisition gains	719	7,734
Fair value accretion	10,210	3,568
Additional accretion from redemption of Series A preferred stock	356	-
FDIC related income	277	1,310
Hedging instrument expense	7,163	5,807
OREO valuation adjustments	3,462	4,344
Transaction-related expenses	1,884	3,806

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands, except per share data, shares in thousands)

(Unaudited)

	For the
	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
SUMMARY INCOME STATEMENTS
Interest income	$34,008	$33,675	$33,151	$32,224	$27,814
Interest expense	7,372	7,364	7,363	8,119	8,063
Net interest income	26,636	26,311	25,788	24,105	19,751
Provision for loan losses	3,350	2,288	4,115	5,520	3,708
Net interest income after provision for loan losses	23,286	24,023	21,673	18,585	16,043
Non-interest income	5,824	5,602	6,202	10,394	5,253
Non-interest expense	22,430	23,759	23,116	24,871	20,399
Income before income tax expense (benefit)	6,680	5,866	4,759	4,108	897
Income tax expense (benefit)	1,650	1,199	480	(940)	(492)
Net income	5,030	4,667	4,279	5,048	1,389
Preferred stock dividends and discount accretion	-	531	529	601	601
Net income available to common shareholders	$5,030	$4,136	$3,750	$4,447	$788

Net interest income, as reported	$26,636	$26,311	$25,788	$24,105	$19,751
Fully Taxable-Equivalent ("FTE") adjustment	1,818	1,718	1,673	1,533	1,349
Net interest income, FTE	$28,454	$28,029	$27,461	$25,638	$21,100

PER SHARE DATA
Earnings per share, basic	$0.19	$0.16	$0.14	$0.19	$0.04
Earnings per share, diluted	0.19	0.16	0.14	0.19	0.04

Weighted average participating common shares:
Basic	26,502	26,475	26,464	24,272	21,645
Diluted	26,582	26,498	26,476	24,277	21,646
Period-end number of shares:
Common	26,526	26,479	26,472	24,650	21,359
Convertible preferred	-	-	-	1,805	1,805

PERFORMANCE RATIOS
Return on average assets	0.68%	0.57%	0.51%	0.63%	0.12%
Return on average common equity	7.81%	6.49%	6.12%	8.16%	1.75%
Return on average tangible common equity (1)	9.20%	7.70%	7.33%	9.76%	2.30%
Net interest margin (FTE)	4.26%	4.32%	4.20%	4.09%	3.75%
Net interest margin w/o hedging expense (FTE)	4.65%	4.68%	4.54%	4.43%	4.11%
Average equity to average assets	8.67%	9.06%	9.61%	9.43%	9.55%
Allowance for loan losses as a % of portfolio loans	1.54%	1.60%	1.88%	1.98%	1.83%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.46%	1.53%	1.62%	1.72%	1.71%
Nonperforming assets to total assets, end of period	3.33%	3.90%	4.48%	3.93%	5.14%
Not covered by loss share	1.84%	1.94%	2.19%	1.82%	2.28%
Ratio of net charge-offs, with covered portion, to average total loans, annualized	0.55%	0.78%	0.92%	0.78%	1.54%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$-	$176	$(228)	$651	$756
Acquisition gains	-	-	719	4,972	-
Fair value accretion	3,213	3,664	3,333	3,086	1,068
Additional accretion from redemption of Series A preferred stock	-	356	-	-	-
FDIC related income	136	137	4	236	627
Hedging instrument expense	2,625	2,333	2,205	2,133	2,014
OREO valuation adjustments	1,138	1,539	785	2,734	1,603
Transaction-related expenses	540	309	1,035	1,406	1,861

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands)

(Unaudited)

	As of
	September 30, 2013	December 31, 2012	% Change
SELECTED BALANCE SHEET DATA
Portfolio loans:
Loans not covered by loss share	$1,898,243	$1,786,328	6.3%
Loans covered by loss share	201,799	248,930	(18.9)
Allowance for loan losses	(32,358)	(40,292)	(19.7)
Net portfolio loans	2,067,684	1,994,966	3.7
Loans held for sale	17,732	57,414	(69.1)
Investment securities	500,449	456,344	9.7
Total interest-earning assets	2,658,902	2,747,702	(3.2)
Total assets	2,968,709	3,083,788	(3.7)

Deposits:
Non-interest bearing deposits	299,670	275,605	8.7
Interest-bearing demand and savings	1,172,512	1,221,089	(4.0)
Time deposits	963,679	1,159,615	(16.9)
Total deposits	2,435,861	2,656,309	(8.3)
Borrowed funds	256,554	120,555	112.8
Total interest-bearing liabilities	2,392,745	2,501,259	(4.3)
Shareholders' equity:
Preferred equity	-	47,878	(100.0)
Common equity	256,048	228,937	11.8
Accumulated other comprehensive income	1,745	5,429	(67.9)
Total shareholders' equity	257,793	282,244	(8.7)

	As of
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
SELECTED BALANCE SHEET DATA
Portfolio loans:
Loans not covered by loss share	$1,898,243	$1,829,659	$1,793,358	$1,786,328	$1,631,004
Loans covered by loss share	201,799	219,282	237,791	248,930	269,388
Allowance for loan losses	(32,358)	(32,859)	(38,148)	(40,292)	(34,823)
Net portfolio loans	2,067,684	2,016,082	1,993,001	1,994,966	1,865,569
Loans held for sale	17,732	39,954	46,134	57,414	29,883
Investment securities	500,449	466,079	476,982	456,344	360,678
Total interest-earning assets	2,658,902	2,610,415	2,605,429	2,747,702	2,424,949
Total assets	2,968,709	2,929,636	2,929,191	3,083,788	2,711,173

Deposits:
Non-interest bearing deposits	299,670	275,984	267,458	275,605	207,928
Interest-bearing demand and savings	1,172,512	1,152,779	1,171,484	1,221,089	1,067,855
Time deposits	963,679	999,552	1,069,207	1,159,615	1,033,304
Total deposits	2,435,861	2,428,315	2,508,149	2,656,309	2,309,087
Borrowed funds	256,554	227,697	117,774	120,555	136,895
Total interest-bearing liabilities	2,392,745	2,380,028	2,358,465	2,501,259	2,238,054
Shareholders' equity:
Preferred equity	-	-	30,855	47,878	47,758
Common equity	256,048	251,872	248,747	228,937	199,200
Accumulated other comprehensive income	1,745	2,573	4,453	5,429	5,222
Total shareholders' equity	257,793	254,445	284,055	282,244	252,180

PERFORMANCE SUMMARY

BNC BANCORP

(Dollars in thousands)

(Unaudited)

	For the Three Month Period Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
SELECTED AVERAGE BALANCE SHEET DATA
Loans:
Loans not covered by loss share	$1,862,366	$1,810,382	$1,794,323	$1,673,506	$1,501,953
Loans covered by loss share	210,541	228,536	243,360	267,632	276,984
Total loans	2,072,907	2,038,918	2,037,683	1,941,138	1,778,937
Investment securities	484,959	473,301	461,781	400,482	336,353
Total interest-earning assets	2,650,389	2,604,275	2,650,229	2,495,019	2,236,808
Total assets	2,945,832	2,916,204	2,980,654	2,806,031	2,523,287

Deposits:
Non-interest bearing deposits	288,887	272,088	262,821	225,419	194,006
Interest-bearing demand and savings	1,172,608	1,150,213	1,176,740	1,109,651	991,293
Time deposits	979,871	1,021,098	1,117,159	1,059,670	955,657
Total deposits	2,441,366	2,443,398	2,556,720	2,394,740	2,140,956
Borrowed funds	228,336	189,308	120,496	126,007	123,325
Total interest-bearing liabilities	2,380,815	2,360,618	2,414,395	2,295,328	2,070,275
Shareholders' equity	255,524	264,201	286,388	264,643	241,041

LOAN MIX AND STRATIFICATION STATISTICS

BNC BANCORP

(Dollars in millions)

(Unaudited)

	As of
	September 30, 2013	September 30, 2012	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$225.5	$200.3	12.6
Residential Construction	28.6	25.7	11.3
Presold	16.0	17.8	(10.1)
Speculative	12.6	7.9	59.5
Loan size - over $400,000	2.2	1.5	46.7
Loan size - $200,000 to $400,000	4.9	1.9	157.9
Loan size - under $200,000	5.5	4.5	22.2

Commercial Construction	106.1	78.7	34.8
Loan size - $5 million and over	18.1	14.5	24.8
Loan size - $3 million to $5 million	15.4	3.2	381.3
Loan size - $1 million to $3 million	51.7	43.9	17.8
Loan size - under $1 million	20.9	17.1	22.2

Residential and Commercial A&D	9.4	19.7	(52.3)
Loan size - $3 million to $5 million	-	4.0	100.0
Loan size - $1 million to $3 million	3.6	10.2	(64.7)
Loan size - under $1 million	5.8	5.5	5.5

Land	81.4	76.2	6.8
Residential Buildable Lots	20.8	25.0	(16.8)
Commercial Buildable Lots	13.4	11.3	18.6
Land Held for Development	25.2	22.0	14.6
Raw and Agricultural Land	22.0	17.9	22.9

Commercial Real Estate	$1,165.2	$910.2	28.0
Multi-Family	58.6	43.7	34.1
Churches	50.9	43.9	16.0
Retail	851.2	662.6	28.5
Owner Occupied	243.4	204.1	19.3
Investment	607.8	458.5	32.6
Loan size - $5 million to $9 million	135.4	102.0	32.8
Loan size - $3 million to $5 million	98.6	64.8	52.2
Loan size - $1 million to $3 million	238.3	182.8	30.4
Loan size - under $1 million	135.5	108.9	24.4

Industrial	204.5	160.0	27.8
Owner Occupied	113.2	86.9	30.3
Investment	91.3	73.1	24.9
Loan size - $5 million and over	6.1	-	100.0
Loan size - $3 million to $5 million	8.3	4.2	97.6
Loan size - $1 million to $3 million	38.7	39.5	(2.0)
Loan size - under $1 million	38.2	29.4	29.9

LOAN MIX AND STRATIFICATION STATISTICS

BNC BANCORP

(Dollars in millions)

(Unaudited)

	Trends
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$225.5	$211.3	$232.3	$196.5	$200.3
Residential Construction	28.6	32.6	31.1	27.3	25.7
Presold	16.0	18.7	18.6	15.8	17.8
Speculative	12.6	13.9	12.5	11.5	7.9
Loan size - over $400,000	2.2	12.9	4.3	3.7	1.5
Loan size - $200,000 to $400,000	4.9	9.7	3.2	2.9	1.9
Loan size - under $200,000	5.5	10.0	5.0	4.9	4.5

Commercial Construction	106.1	76.2	92.9	76.1	78.7
Loan size - $5 million and over	18.1	12.5	12.5	6.7	14.5
Loan size - $3 million to $5 million	15.4	10.7	11.0	6.7	3.2
Loan size - $1 million to $3 million	51.7	33.3	50.0	42.7	43.9
Loan size - under $1 million	20.9	19.7	19.4	20.0	17.1

Residential and Commercial A&D	9.4	17.6	15.1	18.1	19.7
Loan size - $3 million to $5 million	-	4.1	-	4.4	4.0
Loan size - $1 million to $3 million	3.6	6.6	8.8	9.1	10.2
Loan size - under $1 million	5.8	6.9	6.3	4.6	5.5

Land	81.4	84.9	93.2	75.0	76.2
Residential Buildable Lots	20.8	26.1	31.4	23.3	25.0
Commercial Buildable Lots	13.4	17.7	18.9	10.2	11.3
Land Held for Development	25.2	21.9	25.1	24.2	22.0
Raw and Agricultural Land	22.0	19.2	17.8	17.3	17.9

Commercial Real Estate	$1,165.2	$1,109.8	$1,050.6	$930.9	$910.2
Multi-Family	58.6	59.2	48.6	47.5	43.7
Churches	50.9	51.5	49.6	42.8	43.9
Retail	851.2	804.3	757.2	674.3	662.6
Owner Occupied	243.4	236.9	237.4	196.0	204.1
Investment	607.8	567.4	519.8	478.3	458.5
Loan size - $5 million to $9 million	135.4	95.1	89.0	101.2	102.0
Loan size - $3 million to $5 million	98.6	90.3	82.7	79.4	64.8
Loan size - $1 million to $3 million	238.3	242.4	215.5	186.6	182.8
Loan size - under $1 million	135.5	139.6	132.6	111.1	108.9

Industrial	204.5	194.8	195.2	166.3	160.0
Owner Occupied	113.2	101.5	105.2	93.0	86.9
Investment	91.3	93.3	90.0	73.3	73.1
Loan size - $5 million and over	6.1	6.0	6.2	-	-
Loan size - $3 million to $5 million	8.3	11.5	4.0	4.1	4.2
Loan size - $1 million to $3 million	38.7	35.8	41.7	37.6	39.5
Loan size - under $1 million	38.2	40.0	38.1	31.6	29.4

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

BNC BANCORP

(Dollars in thousands, except per share data, shares in thousands)

(Unaudited)

Core Earnings per Share, Diluted (2)	For the Three Months Ended September 30, 2013
Net income available to common shareholders (GAAP)	$5,030
Add: Transaction-related charges, net of tax	343
Adjusted net income available to common shareholders (non-GAAP)	$5,373

Weighted average fully diluted shares outstanding	26,582

Core earnings per share, diluted (non-GAAP)	$0.20

	For the Three Months Ended
Adjusted Non-interest Income (2)	September 30, 2013	June 30, 2013	September 30, 2012
Non-interest income (GAAP)	$5,824	$5,602	$5,253
Less: Insurance settlement	479	-	-
Gain on sale of investment securities	-	176	756
FDIC income	136	137	627
Adjusted non-interest income (non-GAAP)	$5,209	$5,289	$3,870

	For the Nine Months Ended
Adjusted Non-interest Income (2)	September 30, 2013	September 30, 2012
Non-interest income (GAAP)	$17,628	$22,744
Less: Insurance settlement	479	-
Acquisition gains	719	7,734
Gain (loss) on sale of investment securities	(52)	2,375
FDIC income	277	1,310
Adjusted non-interest income (non-GAAP)	$16,205	$11,325

	For the Three Months Ended
Adjusted Non-interest Expense (2)	September 30, 2013	June 30, 2013	September 30, 2012
Non-interest expense (GAAP)	$22,430	$23,759	$20,399
Less: Transaction-related expenses	540	309	1,861
Adjusted non-interest expense (non-GAAP)	$21,890	$23,450	$18,538

	For the Nine Months Ended
Adjusted Non-interest Expense (2)	September 30, 2013	September 30, 2012
Non-interest expense (GAAP)	$69,305	$57,401
Less: Transaction-related expenses	1,884	3,806
Adjusted non-interest expense (non-GAAP)	$67,421	$53,595

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

BNC BANCORP

(Dollars in thousands, except per share data, shares in thousands)

(Unaudited)

Tangible Common Book Value per Share (2)	September 30, 2013	September 30, 2012
Shareholders' equity (GAAP)	$257,793	$252,180
Less: Preferred stock	-	47,758
Intangible assets	31,410	30,639
Tangible common shareholders equity (non-GAAP)	$226,383	$173,783

Common shares outstanding	26,526	21,359

Tangible common book value per share (non-GAAP)	$8.53	$8.14

	For the Three Months Ended
Return on Average Tangible Common Equity (2)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Net income available to common shareholders (GAAP)	$5,030	$4,136	$3,750	$4,447	$788
Plus: Amortization of intangibles, net of tax	160	160	160	105	80
Tangible net income available to common shareholders (non-GAAP)	$5,190	$4,296	$3,910	$4,552	$868

Average common shareholders equity	$255,524	$255,624	$248,548	$216,825	$179,255
Less: Average intangible assets	31,635	31,798	32,161	31,235	29,173
Average tangible common shareholders' equity (non-GAAP)	$223,889	$223,826	$216,387	$185,590	$150,082

Return on average tangible common equity (non-GAAP)	9.20%	7.70%	7.33%	9.76%	2.30%

	For the Nine Months Ended
Return on Average Tangible Common Equity (2)	September 30, 2013	September 30, 2012
Net income available to common shareholders (GAAP)	$12,916	$3,602
Plus: Amortization of intangibles, net of tax	480	275
Tangible net income available to common shareholders (non-GAAP)	$13,396	$3,877

Average common shareholders equity	$253,289	$137,542
Less: Average intangible assets	31,833	29,029
Average tangible common shareholders' equity (non-GAAP)	$221,456	$108,513

Return on average tangible common equity (non-GAAP)	8.09%	4.77%

(2) BNC Bancorp management uses this measure to evaluate the Company's performance.